Exhibit 99.1

Joint Filer Information

Names:
Aurora Investments II LLC
Henry R. Kravis
George R. Roberts

Address:
c/o Kohlberg Kravis Roberts & Co. L.P
9 West 57th Street
New York, NY 10019

Designated Filer:
Aurora Investments II LLC

Issuer & Ticker Symbol:
Bristol West Holdings, Inc. [BRW]

Date of Event Requiring Statement:
7/3/2007

The shares of common stock of the Issuer reported on this Form 4 are held of record by Aurora Investments II LLC.  Aurora Investments II LLC is a Delaware limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts.  Aurora Investments II LLC is an affiliate of Bristol West Associates LLC.  KKR 1996 GP LLC is the general partner of KKR Associates 1996 L.P., which is the general partner of KKR 1996 Fund, L.P., which is the managing member of Bristol West Associates LLC.  Messrs. Henry R. Kravis and George R. Roberts are members of KKR 1996 GP LLC.  As the managing members of Aurora Investments II LLC, Messrs. Henry R. Kravis and George R. Roberts each may be deemed to be the beneficial owners of such shares of common stock of the Issuer held by Aurora Investments II LLC.

Messrs. Henry R. Kravis and George R. Roberts each disclaim beneficial ownership of these securities, except to the extent of his pecuniary interest therein.  The filing of this Form 4 shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, Messrs. Henry R. Kravis and George R. Roberts each are the beneficial owners of all such equity securities covered by this Form 4.

Signature of Reporting Persons:

*
Aurora Investments II LLC

*
Henry R. Kravis

*
George R. Roberts

*By:	Richard Kreider

Richard Kreider, by power of attorney for Messrs. Henry R. Kravis and George R. Roberts, Individually and as Managing Members of Aurora Investments II, LLC

Date:  July 5, 2007